EXHIBIT 10 a) (i)

This Agreement is made this ____ day of April, 2004 by and between STATE BANK OF LONG ISLAND (“the Bank”) and the employee of the Bank executing this agreement (the “Employee”).
The Bank and the Employee are parties to one or more of the following agreements, all relating to deferred compensation to be paid by the Bank to the Employee (collectively, the “Agreements”):
(1)	Supplemental Employee Retirement Agreement;
(2)	Deferred Compensation Agreement relating to director’s fees
(3)	Deferred Compensation Agreement relating to salary.
In order to provide uniformity of payment of amounts due to the Employee under the Agreements, it is hereby agreed by and between the Bank and the Employee as follows:
1. Notwithstanding anything to the contrary contained in any or all of the Agreements:
(a) the age of the Employee set forth in Section 5, subsections (a), (b), (c) and (g) of each of the Agreements is hereby amended to read ______(the age selected must be the age to be attained not less than one (1) year after the date of this Agreement); and
(b) the number of monthly installments in which deferred compensation shall be paid to the Employee, or his or her beneficiary, as set forth in Section 5, subsections (a), (c) and (d) of each of the Agreements is hereby amended to read _________________ (insert “lump sum”, “36 months” or “60 months”).
2. Except as specifically provided herein, all of the terms and provisions of each of the Agreements shall remain in force and effect.
            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

STATE BANK OF LONG ISLAND

BY:____________________________________

_______________________________________
EMPLOYEE